UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2017

KIMCO REALTY CORPORATION

 (Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the Board of Directors of Kimco Realty Corporation (the “Company”) appointed Ross Cooper to serve as President and Chief Investment Officer of the Company and David Jamieson to serve as Executive Vice President, Chief Operating Officer of the Company, each effective immediately.

Ross Cooper, age 34, joined the Company in 2006, and most recently has served as Executive Vice President and Chief Investment Officer since May 2015, where he was responsible for leading the development and implementation of the Company’s acquisition and disposition strategy. Previously, he also served as Vice President of Acquisitions, Dispositions and Asset Management for the Southern Region from 2012 to 2014 and as Senior Vice President from 2014 to 2015. Ross Cooper holds a B.S. degree from the University of Michigan and a Master’s degree in Real Estate from New York University.  Ross Cooper is the grandson of Milton Cooper, the Executive Chairman of the Company’s Board of Directors.

David Jamieson, age 36, joined the Company in 2007, and most recently served as Executive Vice President of Asset Management and Operations since 2015, where his role has been to identify, develop and implement opportunistic value creation strategies that optimize the Company’s portfolio performance, most notably by leading the Company’s redevelopment and selective ground-up development efforts.  Previously, he also served as Vice President of Asset Management and Leasing for the Western Region from 2012 to 2015 and as Director of Real Estate for the Western Region from 2009 to 2011.  Mr. Jamieson holds a B.S. degree from Boston College and an MBA from Babson College.

With these appointments, Conor C. Flynn, who had held the title of President and Chief Executive Officer, will no longer serve as President and will continue to serve as the Company’s Chief Executive Officer, effective immediately.

The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: February 27, 2017	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 27, 2017